UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2017

New York REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36416	27-1065431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500

Boston, MA 02114

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (617) 570-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Worldwide Plaza Mortgage and Mezzanine Loans

On October 18, 2017, simultaneously with the closing (the “JV Closing”) of the acquisition of 48.7% of the membership interests (the “Acquired Interests”) in WWP Holdings, LLC (“WWP”) by WWP JV LLC (the “Purchaser”) from a wholly owned subsidiary (the “Seller”) of New York REIT, Inc. (the “Company”), WWP, through wholly owned subsidiaries, borrowed $1.2 billion from Goldman Sachs Mortgage Company comprised of a mortgage loan with a principal amount of $940.0 million (the “Mortgage Loan”), and three mezzanine loans with an aggregate principal amount of $260.0 million (the “Mezzanine Loans” and, together with the Mortgage Loan, the “Loans”). The Mortgage Loan is secured by a mortgage on the Worldwide Plaza property (the “Property”), a mixed use building located on Eighth Avenue between 49th and 50th Streets in Manhattan containing approximately 2.05 million rentable square feet, including approximately 1.8 million rentable square feet of office space. The Property is indirectly owned by WWP, and the Mezzanine Loans are secured by a pledge of indirect equity interests in the wholly owned subsidiaries of WWP that are borrowers under the Mortgage Loan.

The Loans bear interest at a blended rate of approximately 3.98% per annum. The Loans require monthly interest-only payments, with the principal balance due on the maturity date in November 2027. The net proceeds from the Loans were primarily used to defease or prepay the $875.0 million principal amount of the existing mortgage and mezzanine loans encumbering the Property (the “Existing Loans”) and pay approximately $109.0 million in related defeasance costs and prepayment premiums, with the remaining excess net proceeds distributed to the Seller and the only other current member of WWP, WWP Sponsor, LLC (the “Comfort Member”). The Comfort Member received an aggregate of $3.0 million at the JV Closing, including its portion of the excess proceeds from the Loans.

The Loans may be defeased at any time on or after the first payment date following October 18, 2020 (or, if earlier, the second anniversary of the securitization of the Loans, if they are securitized) and may be prepaid in whole (but not in part) during the final four months prior to the maturity date. The Loans may be assumed by a party acquiring the Property that meets certain qualifications. The Loans do not restrict the Seller’s ability to transfer its membership interests in WWP, subject to certain customary requirements.

The Loans are generally non-recourse except with respect to liabilities arising out of certain non-recourse carveouts and certain environmental indemnities. At the closing, affiliates of the Purchaser (the “Guarantors”) executed a customary non-recourse carveout guarantee and a customary environmental indemnity (the “Guarantees”), and the Company entered into a contribution, reimbursement and indemnity agreement (the “CRA”) with the Guarantors, pursuant to which the Company would be responsible for 51.3% of any required payments under the Guarantees (subject to certain exceptions relating to persons responsible for covering the liability under the Guarantees).

The LLC Agreement

On October 18, 2017, at the JV Closing and as contemplated by the Membership Interest Purchase Agreement between the Seller and the Purchaser dated September 14, 2017 (the “Purchase Agreement”), the limited liability company agreement of WWP (the “LLC Agreement”) was amended and restated by its members.

Following the JV Closing, the Seller owns 50.1% of the membership interests in WWP, the Purchaser owns 48.7% of the membership interests in WWP and the Comfort Member continues to own the 1.2% of the membership interests in WWP it owned prior to the JV Closing. The Purchaser is a joint venture between affiliates of SL Green Realty Corp. and a private equity fund sponsored by RXR Realty LLC.

The material terms of the LLC Agreement as so amended and restated are described in detail in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2017 (the “MIPA 8-K”), which is incorporated by reference herein. Other than as described in the MIPA 8-K, there are no material relationships between the Company, on the one hand, and the Purchaser, the Comfort Member or their respective affiliates, on the other hand.

The description of the LLC Agreement contained in the MIPA 8-K is a summary. A copy of the form of the LLC Agreement was included as an exhibit to the Purchase Agreement filed as an exhibit to the MIPA 8-K..

The Guaranty Agreement

On October 18, 2017, at the JV Closing, the Company entered into a guaranty agreement (the “Guaranty Agreement”) in favor of the Purchaser pursuant to which the Company has guaranteed the Seller’s obligations to indemnify the Purchaser under the LLC Agreement with respect to transfer taxes relating to the initial transfer to the Purchaser of the Acquired Interests and payment of all obligations of the Seller under the Purchase Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 18, 2017, at the JV Closing, the Seller sold the Acquired Interests to the Purchaser. The purchase price for the Acquired Interests was $254.6 million, representing the product of (i) $1.725 billion (the agreed-to value of the Property) minus the outstanding principal amount of the Loans of $1.2 billion, multiplied by (ii) 48.7%, as adjusted for certain customary real estate prorations, which survive for 12 months and certain customary adjustments.

At the JV Closing, the Company received an aggregate of approximately $355 million in cash representing the purchase price and the excess proceeds from the Loans, which are net of certain closing costs, including $109.0 million in defeasance costs and prepayment premiums, and $90.7 million used to establish a reserve to cover the Seller’s portion of potential future capital and leasing requirements at the Property. The Comfort Member received an aggregate of $3.0 million at the JV Closing, including its portion of the excess proceeds from the Loans.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under the caption “Worldwide Plaza Mortgage and Mezzanine Loans” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

 Item 7.01. Regulation FD Disclosure.

On October 18, 2017, the Company issued a press release announcing the sale of the Acquired Interests and the Loans, a copy of which is filed as Exhibit 99.1 hereto.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2017	NEW YORK REIT, INC.

	By:	/s/ Wendy Silverstein
Wendy Silverstein
Chief Executive Officer and President